UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          December 13, 2018

     CAVENDISH FUTURES FUND LLC
(Exact name of registrant as specified in its charter)

Delaware	000-25213	90-0887130
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

c/o UBS Alternatives LLC
1285 Avenue of the Americas, 20th Floor
New York, NY 10019
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                 (212) 713-3234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.
Sydling Futures Management LLC (the “Manager”), Sydling WNT Master Fund LLC (the “Master Fund”) and Winton Capital Management Limited (“Winton”) are each party to a trading advisory agreement dated December 5, 2012 (the “Trading Advisory Agreement”) pursuant to which Winton trades the Registrant’s assets indirectly through the Master Fund.  The Manager, the Master Fund and Winton have entered into an amendment to the Trading Advisory Agreement dated December 13, 2018 and effective June 30, 2018 (the “Amendment”).  Pursuant to the amendment, the Trading Advisory Agreement will no longer be renewed each year and instead will continue to remain in effect until terminated by Winton, the Manager or the Master Fund.  In addition, the Amendment provides a mechanism for addressing any overpayment of the management and incentive fee, in light of certain rules issued by the U.K. Financial Conduct Authority.  In all other respects the Trading Advisory Agreement remains unchanged and of full force and effect.
A copy of the Amendment is filed herewith as Exhibit 10.1.

Item 9.01          Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is filed herewith.
Exhibit No.	Description
10.1	Amendment to the Trading Advisory Agreement by and among the Manager, the Master Fund and Winton.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CAVENDISH FUTURES FUND LLC

By: Sydling Futures Management LLC

By	/s/ Jerry Pascucci
Jerry Pascucci
President and Director

Date:  December 17, 2018